Investor Presentation October 2017 Exhibit 99.1

Disclaimer Forward-looking Statements Various statements in this presentation are “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about our strategic plans and objectives, potential property acquisitions and investments, anticipated capital expenditures (and access to capital), amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "will" and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2017, and other documents filed by the Company with the SEC. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Information regarding our operators, tenants, and guarantors This presentation includes information regarding certain of our tenants and guarantors, which are not subject to SEC reporting requirements. The information related to our tenants and guarantors contained in this report was provided to us by such tenants or guarantors, as applicable, or was derived from publicly available information. We have not independently investigated or verified this information. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance of its accuracy. We are providing this data for informational purposes only. Definitions and Reconciliations For definitions of certain terms used throughout this presentation, including certain non-GAAP financial measures, see the Glossary included in the Appendix on pages 22-24. For reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures, see pages 17-18 in the Appendix. Unless otherwise noted, information set forth herein is as of June 30, 2017. On the cover: from top to bottom - Baylor Scott & White Medical Center - Lakeway, Lakeway, TX; Horizon Specialty Hospital of Henderson, Las Vegas, NV; Mira Vista Court, Fort Worth, TX; Physical Rehabilitation and Wellness Center of Spartanburg, Spartanburg, SC.

Investment Highlights Target growing acute and post-acute healthcare market driven by demographic trends and needs-based demand drivers 1 Differentiated investment strategy aligns with proven quality healthcare providers capitalizing on industry evolution and consolidation 2 Legacy-free portfolio of high-quality healthcare real estate generating predictable, growing and sustainable cash flows 3 Seasoned management team with a proven track record and extensive industry connections creating robust pipeline of off-market, relationship-driven investment opportunities 4 Scalable platform with acquisition growth capacity supported by strong balance sheet 5

MedEquities Overview

- Self-advised healthcare REIT with a growth strategy focused on generating attractive risk-adjusted returns across the continuum of acute and post-acute services where demand is needs-based

$578 million invested in newly originated assets[1]

Aa3[2] hospital operator

9 leading operators

13.2 year weighted average lease term[1]

1.91x guarantor-level EBITDAR coverage[3]

$0.84 dividend[4]

7.1% dividend yield[5]

Well covered dividend **78%** AFFO payout ratio

Conservative leverage; net debt/gross assets of **33.5%**[1]

Ample available liquidity; $300mm revolver

Selectively pursue acquisition pipeline

Continuum of care



Baylor Scott & White Medical Center – Lakeway, Lakeway, TX



Mountain's Edge Hospital
Las Vegas, NV



Kentfield Rehab and Specialty Hospital
Kentfield, CA



Mira Vista Court
Fort Worth, TX

MRT

[1] As of August 31, 2017
[2] Lakeway Hospital is operated by a subsidiary of Baylor Scott & White Holdings, a healthcare operator with outstanding bonds rated Aa3 by Moody's
[3] For Stabilized Facilities for the trailing twelve month period ended 3/31/2017. [4] Based on second quarter 2017 dividend annualized. [5] Based on 9/29/2017 closing price.

3

Update on 2017 Investment Activity $80.2 Million of Announced Investments 9.1% Weighted Average Initial Lease Yield Added 4 New Tenant Relationships Added 2 New States (IN & CT) Expanded into Behavioral Sector with Leading Operator New Relationships Provide Opportunities for Additional Transactions Note: data on this slide reflects acquisitions announced and/or funded in 2017 through August 31, 2017

Legacy-Free Portfolio of High-quality Healthcare Real Estate

32 properties[3]	2,805 beds[3]	$578 million gross acquisitions	$58.0 million annualized rental and interest income[1]



Nevada
(13% of ARI[1])
FUNDAMENTAL
American Addiction Centers
Indiana
(3% of ARI[1])
Magnolia
HEALTH SYSTEMS
Connecticut
(2% of ARI[1])
PROSPECT MEDICAL HOLDINGS, INC
Hartford
Indianapolis
San Francisco
Las Vegas
Los Angeles
San Diego
Amarillo
Nashville
Spartanburg
El Paso
Dallas
San Antonio
Houston
California
(24% of ARI[1])
VIBRA HEALTHCARE
South Carolina
(3% of ARI[1])
FUNDAMENTAL
Texas
(53% of ARI[1])
FUNDAMENTAL
ONPOINTE
VIBRA HEALTHCARE
Tenet
BAYLOR
American Addiction Centers
SNF[2]
ACH
MOB
LTACH
IRF
BH
Headquarters

Asset type breakdown



MOB 2%
Mortgage 3%
IRF 3%
BH 4%
LTACH 13%
SNF[2] 50%
ACH 26%

Total ARI[1] = $58.0 million

[1] Annualized rental and interest income is total monthly rent, including straight-line rent and amortization of lease incentives, and interest income for leases and loans in place as of August 31, 2017, multiplied by twelve. Annualized rental income excludes certain property operating expenses that are reimbursable by tenants, which are included as rental income. Figures include $9.4 million for Lakeway Hospital, $0.9 million of interest for the Vibra mortgage loan, $0.7 million of interest for the Medistar Gemini mortgage loan and $1.2mm for the Advanced Diagnostics Hospital East ("ADHE") mortgage loan which is included within the ACH sector; map excludes loan interest secured by Springfield, MA LTACH and Webster, TX MOB, which represent approximately 3% of ARI and interest income.

[2] Includes one ALF connected to a SNF. [3] Figures include ADHE Mortgage Loan as we intend to exercise our purchase option on the facility later in 2017.

MRT

5

Capital Partner for Experienced, Growth-Minded Operators 1 Annualized rental and interest income is total monthly rent, including straight-line rent and amortization of lease incentives, and interest income for leases and loans in place as of August 31, 2017, multiplied by twelve. Annualized rental income excludes certain property operating expenses that are reimbursable by tenants, which are included as rental income. Figures include $9.4 million for Lakeway Hospital, $0.9 million of interest for the Vibra mortgage loan, $0.7 million of interest for the Medistar Gemini mortgage loan and $1.2mm for the Advanced Diagnostics Hospital East (“ADHE”) mortgage loan. Annualized Rental and Interest Income by Operator1 7 leading, growing regional operators; 1 best-in-class hospital operator; 1 national behavioral health provider

Capital Partner for Experienced, Growth-Minded Operators

Operator	Number of Facilities	FY 2016 Revenue	
Vibra Healthcare	43 (17 states)	$818 million	▸ Largest privately owned LTACH operator ▸ Experienced LTACH and IRF operator
Fundamental	90 (10 states)	$578 million	▸ One of the largest privately owned post-acute operators
Generations Healthcare	20	$253 million	▸ Award winning operator with an average CMS rating of 4.4 stars[4] ▸ Has grown from 1 SNF in 1998 to 20 facilities with over 2,200 beds
BaylorScott&White Health	48 hospitals[1]	$8.4 billion	▸ Parent is Aa3 rated credit, $10.8 billion in total assets ▸ Largest not-for-profit health care system in Texas, and one of the largest in the United States ▸ More than 1,000 patient care sites, with over 44,000 employees (5,500 active physicians)
OnPointe	21[2]	$84 million[3]	▸ Founded by former CEO and COO of Paramount Healthcare ▸ Founders and predecessor companies have nearly 100 years of health care experience
Prospect Medical Holdings, Inc.	18 (5 states)	--	▸ Approx. 3,100 licensed beds in acute care and behavioral hospitals and senior living facilities in 5 states
Magnolia Health Systems	29	$102 million	▸ 22 skilled long-term care facilities (two of which are pediatric based) and 7 assisted living facilities in Indiana
American Addiction Centers	30 (8 states)	$280 million	▸ Leading provider of inpatient drug and alcohol addiction treatment services in the behavioral health sector (NYSE: AAC) ▸ 12 inpatient and 18 outpatient facilities with over 1,300 beds

Source: Company information as of December 2016.
[1] According to Baylor Scott and White website.
[2] Includes 11 facilities owned or leased by GruenePointe, which are managed by OnPointe, and 10 additional facilities operated by OnPointe.
[3] Represents revenue from GruenePointe.
[4] Average star rating reflects those facilities owned by the Company.

MPT 7

Facility and Guarantor Lease Coverage and Lease Expirations EBITDAR rent coverage1 Weighted average lease term of 13.2 years2 Facility-level Guarantor-level (By annualized rental income as of August 2017) Baylor Scott & White Medical Center – Lakeway3 3.6x for the tenant (Scott & White Hospital Round Rock) 17.2x for the guarantor (Baylor University Medical Center) 1 The facility coverage ratios include only our stabilized, single-tenanted facilities. Our non-stabilized properties as of March 31, 2017 were Mountain’s Edge Hospital and Mira Vista. Lakeway Hospital is excluded from all operator metrics as a result of Baylor Scott & White's lack of reporting requirements for facility level financial information. Guarantor coverage ratios are based on actual guarantor coverage for the operators during the period weighted by MRT rent. For leases that have been in place for less than 12 months, the rental expense included in the ratios above is based on annualized base rent. 2 North Brownsville Medical Plaza medical office building not shown in chart. 3 Coverage reflects revenue less expenses for the twelve months ended June 30, 2016 sourced from IRS form 990 as a multiple of the contractual Lakeway Hospital lease payment.

Differentiated Investment Strategy Acute Highest acuity Post-Acute LTACH IRF SNF Acute Care Hospital Seniors Housing CCRC Memory Care AL IL Behavioral Behavioral/ Psychiatric Higher Acuity Lower Acuity Increasing interdependence across continuum of care Operators are adapting by narrowing their networks of relationships and forming strategic partnerships with both payors and other providers focused on providing high-quality care MRT’s focus helps drive premium cap rates while mitigating risk Regional operators better suited to quickly adapt to changes in the market Many thriving operators in higher acuity spectrum that are well-positioned to execute business plans, but are underserved by other capital providers Focus on off-market deals and developing long-term relationships

Acquisition Opportunities $600+ billion of institutional quality healthcare real estate MRT will invest with operators across the continuum of acute and post-acute assets Source: Stifel Nicolaus Medical office buildings / outpatient facilities 43% MRT’s target sectors Pipeline Summary Pipeline of ~$550mm Diversification among operator, geography and facility type Initial cash yields range from approximately 8.00% to 9.25% Sourced off-market and target-marketed Will continue to be selective and pursue assets that create the best long-term value for shareholders

Flexible Capital Structure Closed $425mm credit facility in February 2017 Comprised of $300mm revolver and $125mm term loan1 Lower revolver borrowing costs (L + 175 to 300 depending on leverage) Accordion feature up to $700mm and ability to fund second term loan Credit Facility Lowers Borrowing Costs Mix of Fixed & Floating Interest Rates Debt Composition Entered into interest rate swap agreements with $125mm notional value Interest rate is approximately 3.6% and is comprised of the 1.84% swap rate plus the applicable margin under the credit facility (currently 1.75%) Revolver balance of $82.5mm and term loan balance of $125.0mm at August 31, 2017 Revolver matures 2021 or 2022 if the one-year extension option is exercised Term loan matures 2022 No Near-Term Maturities 1 As of August 31, 2017, we had $54.6mm of additional available borrowing capacity based on current borrowing base assets.

Common shares outstanding 31,756 Market price per common share $11.47 Market capitalization of common stock $364,241 Total Debt $207,500 Total Market Capitalization $571,741 Balance Sheet Positioned for Growth Total Debt $207,500 Less: Cash ($4,685) Net Debt $202,815 Gross Assets2 $604,607 Net Debt/Gross Assets 33.5% Net Debt/Total Market Capitalization3 35.5% Market Capitalization1 Conservative leverage Ample available liquidity; $300mm revolver with balance of $82.5mm at August 31, 20174 Leverage Metrics1 1 Market capitalization and leverage metrics reflect actual as of August 31, 2017. 2 The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. 3 Total debt plus market capitalization of common stock. 4 As of August 31, 2017, we had $54.6mm of additional available borrowing capacity based on current borrowing base assets.

2017 Strategic Priorities Accretive Asset Growth Grow asset base through acquisitions that meet underwriting criteria and return thresholds Target $150mm in acquisitions in 2017 Completed $80.2mm through August 31 (including Mountain’s Edge expansion) Portfolio Management Enhance portfolio diversification across tenant, state, and type Actively monitor operator performance and further improve strength of tenant group Balance Sheet Management Target conservative leverage of net debt/gross assets of 35%-45% Achieve longer-term debt maturities and at fixed interest rates Completed 5-year term loan swapped to fixed in February Shareholder Return Improve cost of capital Grow FFO & AFFO per share metrics Focus on growing dividend over long-term

Appendix

Consolidated Balance Sheets

Consolidated Statements of Operations – GAAP

Reconciliations of Non-GAAP Measures Figures in thousands except per share amounts

Reconciliations of Non-GAAP Measures Figures in thousands except per share amounts

Acute Care Hospitals High portion of spending on hospital care Critical component of healthcare infrastructure ü Gateway to healthcare delivery, discharging patients into lower acuity healthcare settings ü Greater control of healthcare delivery and payments under bundled plans and ACOs ü Strong fundamentals with growing demand and declining supply ü Source: Centers for Medicare and Medicaid Services, 2015 Source: AHA Hospital Statistics Acute care hospitals U.S. number of hospital beds vs. adjusted average daily census1 1 Adjusted average daily census is an estimate of the average number of patients (both inpatients and outpatients) receiving care each day during the reporting period Limited competition for acquisitions ü

Skilled Nursing Facilities Certified nursing facilities (000’s) Post-acute care discharge destination of Medicare fee-for-service in 2015 Most common destination for post-acute care for hospital discharges requiring continued medical care ü Admission volumes driven by flat and constrained supply coupled with a growing aging population ü Highly fragmented sector with REITs owning limited percentage of total SNF assets allowing for future consolidation ü Source: American Health Care Association (AHCA) Research Department from CMS OSCAR/CASPER survey data (2001-2015) Source: MedPAC data book, Health Care Spending and the Medicare Program, June 2017 Focus on high quality, growing regional operators that are thriving and will continue to serve market ü

Favorable Demographic Trends are Driving Industry Growth Source: U.S. Department of Health and Human Services Agency for Healthcare Research and Quality, Medical Expenditure Panel Survey, 2013. Median Medical Annual Spending/Person ($) Population Age 65+ (millions) Healthcare Spending (trillion) Senior population (65+) is projected to nearly double by 2050 Life expectancies at birth expected to lengthen from 78.7 years in 2011 to 84.4 years by 20501 Healthcare expenses increase dramatically as people age Individuals age 65+ spend more per person on healthcare than all other age categories combined We believe healthcare expenditures will continue to rise as a disproportionate share of healthcare dollars is spent on older Americans due to increasing requirements for treatment and management of chronic and acute health ailments Patients with complex medical conditions have extensive needs for facility-based care and support Age Source: U.S. Census Bureau, the Statistical Abstract of the United States. Source: U.S. Department of Health and Human Services, Centers for Medicare and Medicaid Services. 1 Source: Center for Disease Control and Prevention

Glossary Acute Care Hospital (“ACH”): general medical and surgical hospitals that provide both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities. Adjusted Funds From Operations (“AFFO”): AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, non-real estate-related depreciation and amortization (including amortization of lease incentives and tenant allowances), stock based compensation expenses, and any other non-comparable or non-operating items that do not relate to the operating performance of our properties. To calculate AFFO, we also adjust FFO to remove the effect of straight-line rent revenue, which represents the recognition of net unbilled rental income expected to be collected in future periods of a lease agreement that exceeds the actual contractual rent due periodically from tenants for their use of the leased real estate under each lease. Noncontrolling interest amounts represent adjustments to reflect only our share of straight line rent revenue. Our calculation of AFFO may differ from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Assisted Living Facility (“ALF”): residential care facilities that provide housing, meals, personal care and supportive services to older persons and disabled adults who are unable to live independently. They are intended to be a less costly alternative to more restrictive, institutional settings for individuals who do not require 24-hour nursing supervision. Behavioral Health Facility (“BH”): facilities that provide inpatient and outpatient services for the treatment of behavioral health, mental illness and substance abuse. These can include facilities for intensive outpatient treatment, inpatient residential treatment, sober living rehabilitation, and psychiatric care. Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA represents Consolidated EBITDA, as defined below, adjusted further for the effects of acquisition costs, stock-based compensation expense and non-cash write-offs of straight-line rent and accounts receivable.  Both Consolidated EBITDA and Consolidated Adjusted EBITDA are relevant non-GAAP measures broadly used by investors and analysts to evaluate the operating performance of a company and to assess a company’s credit strength, including the ability to service indebtedness. Our calculations of Consolidated EBITDA and Consolidated Adjusted EBITDA may differ from the methodologies used by other companies and, accordingly, our Consolidated EBITDA and Consolidated Adjusted EBITDA may not be comparable to amounts reported by other companies.  Consolidated EBITDA and Consolidated Adjusted EBITDA should not be used as a substitute for any GAAP financial measures for the purpose of evaluating our financial performance, financial position or cash flows.

Glossary Consolidated EBITDA: calculated as net income (computed in accordance with GAAP) plus interest expense, taxes, and depreciation and amortization. EBITDAR: represents earnings from the operator’s financial statements adjusted for non-recurring, infrequent or unusual items and before interest, taxes, depreciation, amortization and rent. EBITDAR Rent Coverage: represents the operator EBITDAR of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is used. Funds From Operations (“FFO”): FFO is a non-GAAP measure used by many investors and analysts that follow the real estate industry. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interest amounts represent adjustments to reflect only our share of depreciation and amortization. We compute FFO in accordance with NAREIT’s definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of real-estate related depreciation and amortization, gains or losses from sales for real estate, including impairments, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. Our calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Gross Assets: The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the company’s consolidated financial statements.

Glossary Inpatient Rehabilitation Facility (“IRF”): facilities that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic and other medical conditions following stabilization of their acute medical issues. Long-term Acute Care Hospital (“LTACH”): facilities designed for patients with serious medical problems that require intense, special treatment for an extended period of time (typically at least 25 days), offer more individualized and resource-intensive care than a skilled nursing facility, nursing home or acute rehabilitation facility, and patients are typically transferred to a long-term acute care hospital from the intensive care unit of a traditional hospital. Medical Office Building (“MOB”): single-tenant or multi-tenant buildings where doctors, physician practice groups, hospitals, hospital systems or other healthcare providers lease space and are typically located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can include outpatient surgical centers, diagnostic labs, physical therapy providers and physician office space in a single building. Occupancy: Occupancy is calculated by dividing the daily number of beds occupied each day during the period presented by the beds in operation (available) for the same period. Post-acute: the period of time following acute care, in which the patient continues to require elevated levels of medical treatment. Skilled Nursing Facility (“SNF”): facilities that usually house elderly patients and provide restorative, rehabilitative and nursing care for patients not requiring more extensive and sophisticated treatment that may be available at acute care hospitals or long-term acute care hospitals. They are distinct from and offer a much higher level of care for older adults compared to senior housing facilities. Patients typically enter skilled nursing facilities after hospitalization. Stabilized Portfolio: as of March 31, 2017, our stabilized, single-tenanted portfolio includes only our 16 stabilized skilled nursing facilities, our two stabilized long-term acute care hospitals, our one stabilized assisted living facility (that is connected to a skilled nursing facility in our portfolio) and our one stabilized inpatient rehabilitation facility. Our non-stabilized, single-tenanted properties as of March 31, 2017 were Mountain’s Edge Hospital and Mira Vista. We consider a facility to be non-stabilized if it is a newly completed development, is undergoing or has recently undergone a significant addition or renovation, or is being repositioned or transitioned to new operators, but in no event beyond 24 months after the date of classification as non-stabilized. Lakeway Hospital is excluded from all operator metrics as a result of Baylor Scott & White's lack of reporting requirements for facility level financial information. Acquired properties are included in operating metrics beginning with the first full quarter of ownership.

Mission Statement MedEquities Realty Trust provides capital primarily to the acute and post-acute services industry by making disciplined investments in healthcare facilities. We strive to be the capital partner of choice to growth-minded, facility-based healthcare operators led by proven management teams who are focused on providing efficient healthcare delivery and the highest quality outcomes. Mountain’s Edge Hospital Las Vegas, NV The Rio at Mission Trails San Antonio, TX Physical Rehabilitation and Wellness Center of Spartanburg Spartanburg, SC St. Teresa Nursing & Rehabilitation Center El Paso, TX